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                                                                   EXHIBIT 10.40

                              EMPLOYMENT AGREEMENT
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          AGREEMENT made as of the 2nd day of December, 1996, between Luther
Medical Products, Inc., a California corporation (the "Company"), and GEORGE BRDLIK (the "Executive").

          WHEREAS, the Executive has expertise with the U.S. Food and Drug Administration's ("FDA") good manufacturing practices ("gmp") requirements and in the areas of quality assurance and regulatory affairs; and

          WHEREAS, the Company is engaged in the design and manufacture of sterile medical devices in compliance with gmp;

          WHEREAS, the Company desires to engage Executive to provide his time and talents in supporting the Company's quality assurance programs and regulatory affairs compliance in connection with the design and manufacture of its products in accordance with gmp;

          WHEREAS, the Executive desires to serve the Company on the terms herein provided;

          NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

          1.  Employment; Employee Handbook; Confidentiality and Patent
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Assignment Agreement.  The Company hereby agrees to employ the Executive and the
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Executive hereby agrees to serve the Company, on an "at will" basis and such other terms and conditions as are set forth herein. The anticipated commencement date of the employment relationship shall be on or about January 6, 1997, and shall continue until terminated as hereinafter set forth. The terms and conditions hereof merely act to supplement the contents of the Company's Employee Handbook, the contents of which govern the employment relationship created hereby. Not later than the effective date hereof, the Executive shall execute and deliver to the Company the Company's Confidentiality and Patent Assignment Agreement.

          2.  Position; Duties; Place of Performance.  The Executive shall serve
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as the Company's Vice President of Quality Assurance and Regulatory Affairs and
shall report directly to the President, and shall emphasize daily review and analysis of the Company's operations in respect of quality assurance and regulatory affairs compliance in connection with the gmp requirements of the FDA and analogous international regulatory agencies.

          3.  Compensation and Related Matters.
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          (a) Base Salary.  During the period that this Agreement is effective,
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the Company shall pay to the Executive a base salary ("Base Salary") of not less than $100,000 (on an annualized basis), all payable in substantially equal semi-monthly installments. The Company's Compensation Committee may periodically review the Executive's Base Salary and other compensation, if any, and shall cause the Base Salary and such other compensation to be modified, if appropriate in their sole discretion.

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          (b) Housing.  In addition to Base Salary, the Executive shall be
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entitled to be reimbursed for the costs incurred by him in respect of an apartment, i.e., rent and utilities, exclusive of telephone and cable television charges, for the first three months of the Executive's employment with the Company; provided, however, that the aggregate of such reimbursement shall not exceed $2,300 per month.

          (c) Expenses.  During the term of his employment hereunder, the
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Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the Company's then-current policies and procedures for its senior executive officers) in performing services hereunder, provided that the Executive properly accounts therefor in accordance with Company policy.

          4.  Termination.  THE EMPLOYMENT RELATIONSHIP CREATED HEREBY IS "AT
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WILL."  The employment relationship created hereby may be terminated without any breach of this Agreement by either the Company or the Executive at any time with or without cause. Such termination, in and of itself, shall not entitle either party hereto to any compensation therefor. The provisions of Sections 4 through 10, inclusive, shall survive any termination of this Agreement.

          5.  Successors; Binding Agreement.
              -----------------------------

          (a) If any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, shall fail to continue to employ the Executive on terms no less favorable to the Executive than those contained for a six-month period commencing from and after the closing of such transaction, the Executive shall be entitled to receive compensation from such successor in the same amount and on the same terms as if this Agreement had continued in effect during such six-month period. As used in this Agreement, "Company" shall mean the Company as herein-before defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this Section 5 or that otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

          6.  Notice.  For purposes of this Agreement, notices and all other
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communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

                George Brdlik
                7543 New Salem Street
                San Diego, California 92126

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          If to the Company:

                Luther Medical Products, Inc.
                14332 Chambers Road
                Tustin, California 92780
                Attention:  President

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          7.  Miscellaneous.  No provisions of this Agreement may be modified,
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waived, or discharged, unless such waiver, modification, or discharge is agreed to in writing signed by the Executive and the President. No waiver by either party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of California.

          8.  Validity.  The invalidity or unenforceability of any provision or
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provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          9.  Counterparts.  This Agreement may be executed in several
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counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          10.  Arbitration.  Any dispute or controversy arising under or in
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connection with this Agreement shall be settled exclusively by arbitration in
Orange County, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuance of any violation of Confidentiality and Patent Assignment Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

LUTHER MEDICAL PRODUCTS, INC.



By:  ---------------------------------        ----------------------------------
     David Rollo, President                             GEORGE BRDLIK

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